Exhibit 10.6.1

               SECURED INSTALLMENT PROMISSORY NOTE
                      (Fixed Interest Rate)

$475,000.00                                                 Loan # 11441-102
October 21, 1997

     FOR VALUE RECEIVED, the undersigned, jointly and severally, if more than one, ("Maker"), promises to pay to the order of FRANCHISE MORTGAGE ACCEPTANCE COMPANY LLC, ("Lender") (Lender and all subsequent holders of this Note being hereinafter referred to as "Holder") at Five Greenwich Office Park, Greenwich, CT 06831, or at such other place as Holder may designate in writing, the principal sum of Four Hundred Seventy-five Thousand Dollars ($475,000.00) ("Loan"), together with interest at the rate of thirteen and fifty one-hundredths percent (13.50%) per annum ("Interest Rate") on the unpaid principal balance of the Loan from time to time outstanding in sixty (60) equal and consecutive payments of $10,929.75 (the "Monthly Payment") commencing on January 1, 1998 ("First Payment Date") and continuing on the first day of each and every month thereafter. In addition, on the day of funding of the Note, Maker shall also pay Holder (i) interest at the Interest Rate on the unpaid principal balance of the Loan from the date hereof to the first day of the month following the funding date, and (ii) a loan origination fee equal to one-half of one percent (.05%) of the Loan but not less than $75.00 nor more than $500.00.

     Interest shall be computed on the basis of a year consisting of three hundred sixty (360) days and actual days elapsed (including the first day but excluding the last) occurring in the period for which it is payable. All payments of principal and interest on this Note and any other amounts due hereunder shall be made in lawful money of the United States of America and shall be credited first to costs and expenses, if any, incurred by Holder in collecting amounts due hereunder, second, to any late payment fee; third, to interest; and fourth to principal and any other amounts due hereunder or under the Loan Documents.

     The payment of this Note and all interest, fees and charges herein are secured by the following ("Loan Documents"): (a) a Security Agreement relating to certain personal property described more particularly in such Security Agreement, and (b) such other instruments and documents which recite that they have been given as security for this Note and the performance of the obligations described in such documents.

     If any payment of principal and interest is not paid within ten (10) days of the due date thereof, in addition to any other permitted charges, Maker shall pay Holder a late payment fee in the amount of ten percent (10%) of the amount past due. Holder shall have no obligation to accept any payments hereunder not accompanied by all outstanding late payment fees. This provision is not intended to create any grace period by Holder with respect to the punctual payment by Maker. Maker acknowledges that the late payment fee is not imposed as a charge for the use of money, but to permit Holder to offset its administrative expenses and other costs in dealing with loans not paid on time. The late payment fee shall in no way be deemed an interest charge.

     If any payment is not paid on or before its due date, whether or not by reason of acceleration, or if a default occurs under any of the Loan Documents which is not cured within the applicable notice and/or grace period, if any, such failure shall constitute a default hereunder, and the Loan shall bear interest from the data of, and during the continuance of the default at the Interest Rate plus three percent (3%) per annum ("Default Rate") and not at the Interest Rate; provided, however, the Default Rate shall not accrue on any late payment fee. All interest at the Default Rate shall be paid at the time of, and as a condition precedent to, the curing of any default should Holder, in its sole discretion, allow such default to be cured.

     The Loan may not be prepaid in whole or in part without the prior written consent of Lender which Lender may withhold in Lender's absolute discretion.

     In no event whatsoever, whether by reason of acceleration of the Loan or otherwise, shall the amount paid or agreed to be paid by Maker to Holder for the use, forbearance or detention of the money to be advanced hereunder exceed the highest lawful rate under applicable usury laws.

    The entire unpaid principal balance, together with all accrued and unpaid interest thereon and all other sums which may be due hereunder, shall become immediately due and payable at the option of Holder, if any of the following, each an "Event of Default", shall occur:

          (a) The failure to pay any installment of principal or interest when due and payable, or the failure, after ten (10) days notice and opportunity to cure, to pay any other sum when due and payable and required to be paid by this Note or by any other Loan Document;

          (b) The failure or default, after notice and an opportunity to cure as provided therein, in the performance or observance of any other covenant, obligation or agreement under the terms of the Loan Documents;

          (c) Any representation or warranty made in any Loan Document or any certificate, document, letter or opinion proves to be materially false or misleading; or

          (d) A final judgment in excess of Ten Thousand Dollars ($10,000) has been entered for the payment of money against Maker, which is not discharged within sixty (60) days from the entry thereof, or is not appealed or stayed pending such appeal.

     If interest, principal or any other sum owing under this Note is not paid when due, whether at maturity or by acceleration, Maker will pay all costs of collection including, but not limited to, reasonable attorneys' fees and all expenses incurred by the Holder in connection with the protection or realization of the collateral and enforcement of any guaranty, whether or not suit is filed hereon.

     Maker and all others liable for all or any part of this obligation, severally waive presentment for payment, demand and protest and notice of protest, acceleration or dishonor and non-payment of this Note, and expressly consent to any extension of time or payment hereof or of any installment hereof, to the release of any party liable for this obligation, to the release, change or modification of any collateral posted as security for the payment of this Note, and any such extension, modification or release may be made without notice to any of said parties and without in any way affecting or discharging this liability.

     If any of the provisions of this Note are held to be invalid, illegal, or unenforceable, such invalidity, illegality or unenforceability shall not affect any other provision, but this Note shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

THIS NOTE IS INTENDED TO BE CONSTRUED, INTERPRETED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CONNECTICUT. ANY ACTION BROUGHT TO ENFORCE THIS NOTE MAY BE BROUGHT IN CONNECTICUT. TO THE EXTENT ALLOWED BY LAW, MAKER HEREBY CONSENTS To THE JURISDICTION OF ANY COURT LOCATED IN CONNECTICUT HAVING SUBJECT MATTER JURISDICTION AND WAIVES ANY OBJECTIONS MAKER MAY HAVE TO THE VENUE OR CONVENIENCE OF SUCH FORUM. MAKER HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY ACTION OR PROCEEDING RELATING TO THIS NOTE OR THE LOAN DOCUMENTS.

     This Note may not be waived, changed, modified or discharged orally, except by an agreement in writing signed by the party against whom the enforcement of waiver, change, modification or discharge is sought.

    As used herein, the terms "Maker" and "Holder" shall be deemed to include their respective heirs, successors, legal representatives and assigns, whether voluntary by action of the parties or involuntary by operation of law.

                                            Maker: Newriders, Inc.
                                            BY: /S/ WR Nordstrom
                                                -------------------
                                            Tide: Exec. VP Finance & Admin.